 Exhibit 99.1

PacificNet Receives Notification From Nasdaq

Shenzhen, China, April 24 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq GM: PACT) today reported that the Company received a letter on April 19, 2007, from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission by April 17, 2007 (the deadline for filing its Form 10-K after having requested a 15-day extension from the original due date) the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and its securities are, therefore, subject to delisting from The Nasdaq Global Market. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all required reports with Nasdaq on or before the date they are required to be filed with the Securities and Exchange Commission.

As previously disclosed, the Company’s prior independent public accountants have withdrawn their audit reports regarding the Company’s financial statements for the years ended December 31, 2005 and 2004 and the Company’s audit committee is currently conducting an independent internal investigation with respect to the Company’s stock option grant practices. The Company has a hearing scheduled with the NASDAQ Listing Qualifications Panel at which time it will present a plan of compliance with respect to the timeline for the re-instatement of audited financial statements for the fiscal years ended December 31, 2005 and 2004, and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. In the event the Company fails to address the deficiencies, the NASDAQ Listing Qualifications Panel will consider the record as presented at the hearing and will make its determination based upon that information. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.

About PacificNet
PacificNet Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile Internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and is headquartered in Beijing and Hong Kong.

Safe Harbor Statement
This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678

PacificNet Beijing office:
Ada Yu, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District,
Beijing, China 100028

PacificNet Shenzhen Office:
Tel: +86 (10) 33222088
Room 4203, JinZhongHuan Business Center, Futian District,
Shenzhen, China 518040